Exhibit 10.45

EXECUTION VERSION

INVESTOR AGREEMENT

By and Between

NOVARTIS PHARMA AG

AND

VOYAGER THERAPEUTICS, INC.

Dated as of December 28, 2023

TABLE OF CONTENTS

1.	Definitions		1
2.	Restrictions on Beneficial Ownership		5
3.	Restrictions on Dispositions		6
	3.1	Lock-Up	6
	3.2	Certain Tender Offers	7
	3.3	Sale Limitations	7
	3.4	Offering Lock-Up	7
	3.5	Transactions for Personal Account; Change of Control	7
4.	Termination of Certain Rights and Obligations		8
	4.1	Termination of Standstill Period	8
	4.2	Termination of Lock-Up Term	8
	4.3	Termination of Agreement	8
	4.4	Effect of Termination	8
5.	Company Disclosure of Material Non-Public Information		9
6.	Compliance with Rule 144		9
7.	Miscellaneous		9
	7.1	Governing Law; Submission to Jurisdiction	9
	7.2	Waiver	9
	7.3	Notices	10
	7.4	Entire Agreement	10
	7.5	Headings; Nouns and Pronouns; Section References	10
	7.6	Severability	10
	7.7	Assignment	10
	7.8	Parties in Interest	11
	7.9	Counterparts	11
	7.10	Third-Party Beneficiaries	11
	7.11	No Strict Construction	11
	7.12	Remedies	11
	7.13	Specific Performance	11
	7.14	No Conflicting Agreements	11
	7.15	Use of Proceeds	12
	7.16	No Publicity	12

Exhibit A – Notices

- i -

INVESTOR AGREEMENT

THIS INVESTOR AGREEMENT (this “Agreement”) is dated as of December 28, 2023 and effective as of the Closing (as defined below), by and between Novartis Pharma AG (the “Investor”), a corporation organized and existing under the laws of Switzerland, with its principal business office at Lichtstrasse 35, CH-4056 Basel, Switzerland, and Voyager Therapeutics, Inc. (the “Company”), a Delaware corporation, with its principal place of business at 75 Hayden Avenue, Lexington, MA 02421.

WHEREAS, the Stock Purchase Agreement, of even date herewith, by and between the Investor and the Company (the “Purchase Agreement”), provides for the issuance and sale by the Company to the Investor, and the purchase by the Investor, of 2,145,002 shares (the “Purchased Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”);

WHEREAS, as a condition to consummating the transactions contemplated by the Purchase Agreement, the Investor and the Company have agreed upon certain rights and restrictions as set forth herein with respect to the Purchased Shares, and the Investor and the Company acknowledge that it is a condition to the closing under the Purchase Agreement (the “Closing”) that this Agreement be in full force and effect; and

WHEREAS, simultaneously with the execution of the Purchase Agreement and this Agreement, the Company and the Investor entered into the Collaboration Agreement.

NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Definitions.  As used in this Agreement, the following terms shall have the following meanings:

(a)“Affiliate” shall mean, with respect to any Person, another Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Without limiting the generality of the foregoing, a Person shall be deemed to control another Person if such Person (ii) owns, directly or indirectly, beneficially or legally, more than fifty percent (50%) of the outstanding voting securities or capital stock of such other Person, or has other comparable ownership interest with respect to any Person other than a corporation; or (ii) has the power, whether pursuant to contract, ownership of securities or otherwise, to direct the management and policies of such other Person. For the purposes of this Agreement, in no event shall the Investor or any of its Affiliates be deemed Affiliates of the Company or any of its Affiliates, nor shall the Company or any of its Affiliates be deemed Affiliates of the Investor or any of its Affiliates.

(b)“Agreement” shall have the meaning set forth in the

Preamble to this Agreement, including all Exhibits attached hereto.

(c)“Beneficial owner,” “beneficially owns,” “beneficial ownership” and terms of similar import used in this Agreement shall, with respect to a Person, have the meaning set forth in Rule 13d-3 under the Exchange Act (i) assuming the full conversion into, and exercise and exchange for, shares of Common Stock of all Common Stock Equivalents beneficially owned by such Person and (ii) determined without regard for the number of days in which such Person has the right to acquire such beneficial ownership.

(d)“Business Day” shall mean a day on which banking institutions in Boston, Massachusetts, United States and Basel, Switzerland are open for business, excluding any Saturday or Sunday.

(e)“Change of Control” shall mean (i) the acquisition of beneficial ownership, directly or indirectly, by any Third Party of securities or other voting interests of the Company representing a majority of the combined voting power of the Company’s then outstanding securities or other voting interests; (ii) any merger, consolidation or business combination involving the Company with a Third Party that results in the holders of beneficial ownership (other than by virtue of obtaining irrevocable proxies) of voting securities or other voting interests of the Company immediately prior to such merger, consolidation or other business combination ceasing to hold beneficial ownership of more than fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger, consolidation or business combination; (iii) any sale, exclusive or sole license, lease, exchange, contribution or other transfer to a Third Party (in one transaction or a series of related transactions) of all or substantially all of the Company’s assets; or (iv) individuals who, as of the date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of the Company (provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was recommended or approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board of Directors of the Company).

(f)“Closing” shall have the meaning set forth in the Recitals to this Agreement.

(g)“Closing Date” shall have the meaning set forth in the Purchase Agreement.

(h)“Collaboration Agreement” shall mean the License and Collaboration Agreement, of even date herewith, between the Investor and the Company.

(i)“Common Stock” shall have the meaning set forth in the Recitals to this Agreement.

(j)“Common Stock Equivalents” shall mean any options, restricted stock units, warrants or other securities or rights convertible into or exercisable, exchangeable or settleable for, whether directly or following conversion into or exercise, exchange or settlement for other options, restricted stock units, warrants or other securities or rights, shares of Common Stock or any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of, or voting or other rights of, the Common Stock.

(k)“Company” shall have the meaning set forth in the Preamble to this Agreement.

(l)“Competitor” shall mean any operating company with a biopharmaceutical business involved in the development and/or commercialization of gene therapies, antibodies or other non-viral modalities, and/or treatments or platforms that involve genetic or neurologic medicines, or any other Person that directly or indirectly beneficially owns a majority of the voting securities of or voting interests in such a company, or any direct or indirect majority-owned subsidiary of such a company or of such a Person.

(m)“Disposition,” “Dispose of” or “Disposing” shall mean any (i) pledge, sale, contract to sell, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant for the sale of, or other disposition of or transfer of any shares of Common Stock, or any Common Stock Equivalents, including, without limitation, any “short sale” or similar arrangement, or (ii) swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of shares of Common Stock, whether any such swap or transaction is to be settled by delivery of securities, in cash or otherwise.

(n)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(o)“Governmental Authority” shall mean any multinational, federal, national, state, provincial, local or other entity, office, commission, bureau, agency, political subdivision, instrumentality, branch, department, authority, board, court, arbitral or other tribunal exercising executive, judicial, legislative, police, regulatory, administrative or taxing authority or functions of any nature pertaining to government.

(p)“Incumbent Board” shall have the meaning set forth in the definition of “Change of Control.”

(q)“Investor” shall have the meaning set forth in the Preamble to this Agreement.

(r)“Law” shall mean any law, statute, rule, regulation, order,

judgment or ordinance having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision.

(s)“Lock-Up Agreement” shall have the meaning set forth in Section 3.4 hereof.

(t)“Lock-Up Term” shall mean the period from and after the date of this Agreement until the occurrence of any event set forth in Section 4.2 hereof.

(u)“Modified Clause” shall have the meaning set forth in Section 7.6 hereof.

(v)“Permitted Transferee” shall mean (i) a controlled Affiliate of the Investor that is wholly owned, directly or indirectly, by the Investor, or (ii) a controlling Affiliate of the Investor that wholly owns, directly or indirectly, the Investor (or any controlled Affiliate of such controlling Affiliate), or the acquiring Person in the case of a Change of Control of the Investor (replacing references to “Company” with “Investor” in the definition of “Change of Control”); it being understood that for purposes of this definition “wholly owned” shall mean an Affiliate in which the Investor owns, or an Affiliate that owns, as applicable, directly or indirectly, at least ninety-nine percent (99%) of the outstanding capital stock of such Affiliate or the Investor, as applicable.

(w)“Person” shall mean any individual, partnership, joint venture, limited liability company, corporation, firm, trust, association, unincorporated organization, Governmental Authority or other entity, as well as any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the Exchange Act.

(x)“Purchase Agreement” shall have the meaning set forth in the Recitals to this Agreement and shall include all Exhibits attached thereto.

(y)“Purchased Shares” shall have the meaning set forth in the Recitals to this Agreement, and shall be adjusted for (i) any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization and (ii) any Common Stock issued as (or issuable upon the exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, the Purchased Shares.

(z)“Rule 144” shall mean Rule 144 promulgated under the Securities Act.

(aa)“SEC” shall mean the U.S. Securities and Exchange Commission.

(bb)“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(cc)“Shares of Then-Outstanding Common Stock” shall mean, at any time, the issued and outstanding shares of Common Stock at such time, as well as all capital stock issued and outstanding as a result of any stock split, stock dividend, or reclassification of Common Stock distributable, on a pro rata basis, to all holders of Common Stock.

(dd)“Standstill and Lock-Up Relaxation Date” shall mean the second anniversary of the Closing Date.

(ee)“Standstill Parties” shall have the meaning set forth in Section 2.1 hereof.

(ff)“Standstill Period” shall mean the period from and after the date of this Agreement until the occurrence of any event set forth in Section 4.1 hereof.

(gg)“Third Party” shall mean any Person other than the Investor, the Company or any Affiliate of the Investor or the Company.

2.Restrictions on Beneficial Ownership.

2.1For the duration of the Standstill Period, unless the Company or its Affiliates or representatives have specifically invited or approved the Investor to do so in writing, neither the Investor nor any of its Affiliates (collectively, the “Standstill Parties”) will in any manner, directly or indirectly (or instruct, encourage or facilitate any representatives acting on behalf of the Investor to): (i) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or knowingly participate in or in any way advise, assist or knowingly encourage any other Person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (A) any acquisition of any equity securities (or beneficial ownership thereof) or a material portion of the assets of the Company, or any rights to acquire any such securities (including derivative securities representing the right to vote or economic benefit of any such securities) or such assets; (B) any tender or exchange offer, merger or other business combination involving the Company; (C) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company; or (D) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) or consents to vote any voting securities of the Company; (ii) form, join or in any way participate in a “group” (as defined under the Exchange Act) with respect to any securities of the Company; (iii) otherwise act, alone or in concert with others, in a manner primarily intended to seek to control or influence (A) the members of management or the Board of Directors of the Company, in each case in such individuals’ capacities as members of management and/or the Board of Directors of the Company, respectively, or (B) the policies of the Company; (iv) take any action that would reasonably be expected to require the Company to make a public announcement regarding any of the types of matters set forth in clause (i) above; (v) enter into any discussions or arrangements with any Third Party other than the Investor’s or any of its Affiliates’ respective advisors or representatives with respect to any of the foregoing; or (vi) publicly disclose any intention, plan or arrangement regarding any of the foregoing. Notwithstanding anything to the contrary contained in this Agreement, the Investor and its Affiliates shall not be precluded from owning or acquiring interests in any diversified index, mutual funds or similar entities that own capital stock of the Company, and nothing herein shall prohibit investments by pension or employee benefit plans or trusts of the Investor. None of (x) the direct or indirect acquisition by the Investor or any of its Affiliates of securities or assets of the

Company in connection with the Investor’s or its Affiliate’s acquisition of a Third Party that holds such securities or assets of the Company so long as such acquisition of such Third Party is not consummated for the purpose of circumventing this Section 2, (y) the acquisition of assets or securities of the Company or any of its Affiliates, as debtor, that are acquired in a transaction subject to the approval of the United States Bankruptcy Court pursuant to proceedings under the United States Bankruptcy Code, or (z) transfers or resales of any securities of the Company by the Investor to any other Person in compliance with the express terms and conditions of this Agreement, will be deemed to be a breach of the Investor’s standstill obligations under this Section 2.

2.2The Investor also agrees during the Standstill Period not to request the Company (or its directors, officers, employees or agents), directly or indirectly, to amend or waive any provision of this Section 2 (including this sentence), other than by means of a confidential communication to the Company’s Chairman of the Board or Chief Executive Officer in a manner reasonably believed not to require the Company to make a public announcement of such amendment or waiver; provided, however, that the Investor not publicly disclose its interest or intention to request any such amendment or waiver.

2.3Notwithstanding anything to the contrary contained in this Agreement, if, at any time (i) a Third Party enters into a definitive agreement with the Company contemplating the acquisition (by way of merger, tender offer or otherwise) of more than fifty percent (50%) of the then-outstanding Common Stock of the Company, of securities representing more than fifty percent (50%) of the voting power of all then-outstanding securities of the Company or all or substantially all of the consolidated assets of the Company or publicly announces its intention to do so, then the restrictions set forth in Section 2.1 shall terminate and cease to be of any further force or effect or (ii) a Third Party commences, or publicly announces an intention to commence, a tender or exchange offer that, if consummated, would make such Third Party the beneficial owner (within the meaning of Section 13(d)(1) of the Exchange Act) of at least 50% of the voting power of all then-outstanding securities of the Company, then until the expiration or termination of a tender or exchange offer that has been commenced or until the public announcement of a withdrawal or abandonment of an intention to commence a tender or exchange offer, the restrictions set forth in Section 2.1 shall be suspended and of no force or effect.

2.4Notwithstanding anything to the contrary contained in this Agreement, the Investor shall not be precluded from making any confidential offers or proposals to the Board of Directors of the Company in a manner reasonably believed not to require the Company to make a public announcement of such offer or proposal; provided, however, that the Investor not publicly disclose its interest or intention to make, or the actual making of, any such offer or proposal.

3.Restrictions on Dispositions.

3.1Lock-Up.  During the Lock-Up Term, without the prior approval of the Company, the Investor shall not, and shall cause its Affiliates not to, Dispose of any of the Purchased Shares; provided, however, that the foregoing shall not prohibit the Investor from (i) transferring any of the Purchased Shares in accordance with the terms hereof or (ii) Disposing of any of the Purchased Shares to reduce the beneficial ownership of the Standstill Parties to nineteen and ninety-nine hundredths percent (19.99%) of the Shares of Then-Outstanding

Common Stock; and provided further that, notwithstanding anything in this Section 3.1, the Investor shall not be precluded from the Disposition of Purchased Shares through open market sales effected through one or more “brokers’ transactions” (as such term is used in Rule 144) on or after the Standstill and Lock-Up Relaxation Date in an amount not to exceed one percent (1%) of the Shares of Then-Outstanding Common Stock in any three (3) month period.

3.2Certain Tender Offers.  Subject to the restrictions set forth in Section 3.3 hereof, this Section 3 shall not prohibit or restrict any Disposition of the Purchased Shares by the Standstill Parties into (i) a tender offer by a Third Party or (ii) an issuer tender offer by the Company.

3.3Sale Limitations.  Until the expiration or earlier valid termination of the Collaboration Agreement, subject to the restrictions set forth in Section 3.1 hereof, the Investor agrees that, except for any Disposition of the Purchased Shares by the Investor to a Permitted Transferee in accordance with the terms hereof or to the Company and Dispositions contemplated under Sections 3.2 and 3.5 hereof, it (i) shall not, and shall cause its Affiliates not to, Dispose of any of the Purchased Shares in a “block trade” private placement transaction, at any time to any Person that such Investor or Affiliate knows (after a reasonable inquiry) is a Competitor of the Company and (ii) shall, and shall cause its Affiliates to, instruct the broker(s) in any such “block trade” not to Dispose of the Purchased Shares to a Competitor (unless the identity of the Person purchasing the Purchased Shares is not known to the broker(s) or such Person Disposing of the Purchased Shares).

3.4Offering Lock-Up.  Until the expiration or earlier valid termination of the Collaboration Agreement, the Investor shall, if requested by the Company and an underwriter of Common Stock of the Company in connection with any public offering involving an underwriting of Common Stock of the Company (whether such public offering takes place before or after the expiration of the Lock-Up Term), agree not to Dispose of any Shares of Then-Outstanding Common Stock and/or Common Stock Equivalents for a specified period of time immediately following the launch of such offering, such period of time not to exceed ninety (90) days following the pricing of such offering (a “Lock-Up Agreement”), provided that all officers and directors of the Company are subject to substantially similar restrictions, and provided, further, that such Lock-Up Agreement shall not restrict the Investor’s ability to Dispose of any Shares of Then-Outstanding Common Stock and/or Common Stock Equivalents in accordance with Section 3.2 or 3.5 hereof, as applicable, during the Lock-Up Term. Any Lock-Up Agreement shall be in writing in a form reasonably satisfactory to the Company and the underwriter(s) in such offering. The Company may impose stop transfer instructions with respect to the Shares of Then-Outstanding Common Stock and/or Common Stock Equivalents subject to the foregoing restrictions until the end of the Lock-Up Term. Any discretionary waiver or termination of the restrictions of any or all of such Lock-Up Agreements by the Company or the underwriters shall apply pro rata to the Investor based on the number of shares subject to such Lock-Up Agreements, excluding any waivers granted that fall within a customary de minimis exemption set forth in the associated Lock-Up Agreement.

3.5Transactions for Personal Account; Change of Control.  For the avoidance of doubt, nothing in this Section 3 (including, without limitation, under Section 3.3) will restrict any Disposition of any Shares of Then-Outstanding Common Stock and/or Common Stock

Equivalents (i) held by an executive officer or director of the Investor for his or her personal account, (ii) that may occur (or be deemed to occur) in connection with a Change of Control of the Investor (replacing references to “Company” with “Investor” in the definition of “Change of Control”) or (iii) pursuant to any Change of Control of the Company, subject to the Investor’s compliance with Section 2 hereof.

4.Termination of Certain Rights and Obligations.

4.1Termination of Standstill Period. Section 2 hereof shall terminate and have no further force or effect upon the earliest to occur of:

(a)	the expiration or earlier valid termination of the Collaboration Agreement;

(b)the date that is the third anniversary of the Closing Date;

(c)a liquidation or dissolution of the Company; and

(d)	the date on which the Common Stock ceases to be registered pursuant to Section 12 of the Exchange Act.

4.2Termination of Lock-Up Term.  Section 3.1 hereof shall terminate and have no further force or effect upon the earliest to occur of:

(a)	the expiration or earlier valid termination of the Collaboration Agreement;

(b)the date that is the third anniversary of the Closing Date;

(c)	the beneficial ownership of the Standstill Parties falls below three percent (3%) of the Shares of Then-Outstanding Common Stock;

(d)a Change of Control of the Company;

(e)a liquidation or dissolution of the Company; and

(f)	the date on which the Common Stock ceases to be registered pursuant to Section 12 of the Exchange Act.

4.3Termination of Agreement.  This Agreement shall terminate and have no further force or effect upon any termination of the Purchase Agreement prior to the Closing pursuant to Section 9.1 thereof.

4.4Effect of Termination.  No termination pursuant to any of Sections 4.1, 4.2, or 4.3 hereof shall relieve any of the parties (or the Permitted Transferee, if any) for liability for breach of or default under any of their respective obligations or restrictions under any terminated provision of this Agreement, which breach or default arose out of events or circumstances occurring or existing prior to the date of such termination.

5.Company Disclosure of Material Non-Public Information.  Without the prior written consent of the Investor, the Company shall not disclose to the Investor any information following the Closing the Company believes to constitute material non-public information regarding the Company except as may be advisable, desirable or required in connection with the Collaboration Agreement and the activities in connection therewith.

6.Compliance with Rule 144.  With a view to making available to the Investor the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Investor to sell the Purchased Shares to the public without registration, the Company agrees to use its commercially reasonable efforts to: (a) for a period of twelve (12) months following the Closing Date or such shorter period as the Investor or any of its Permitted Transferees hold any portion of the Purchased Shares, (i) make and keep current public information available, as those terms are understood and defined in Rule 144 and (ii) file with the Commission in a timely manner all reports required of the Company under the Exchange Act (or obtain extensions in respect thereof and file within the applicable grace period); and (b) furnish to the Investor or its Permitted Transferees forthwith upon request, as long as the Investor or such Permitted Transferee owns any Purchased Shares, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 and the Exchange Act and (ii) such other information as may be reasonably requested to avail the Investor or any of its Permitted Transferees of any rule or regulation of the SEC that permits the selling of any such securities without registration under Rule 144.

7.Miscellaneous.

7.1Governing Law; Submission to Jurisdiction.  This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to the conflict of laws principles thereof that would require the application of the Law of any other jurisdiction. Except as set forth in Section 7.13, any action brought, arising out of, or relating to this Agreement shall be brought in the Court of Chancery of the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of said Court in respect of any claim relating to the validity, interpretation and enforcement of this Agreement, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding in which any such claim is made that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts, or that the venue thereof may not be appropriate or that this agreement may not be enforced in or by such courts. The parties hereby consent to and grant the Court of Chancery of the State of Delaware jurisdiction over such parties and over the subject matter of any such claim and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 7.3 hereof or in such other manner as may be permitted by Law, shall be valid and sufficient thereof.

7.2Waiver. Neither party may waive or release any of its rights or interests in this Agreement except in writing. The failure of either party to assert a right hereunder or to insist upon compliance with any term of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition. No waiver by either party of any condition or term in any one or more instances shall be construed as a continuing waiver of such condition or term or of another condition or term except to the extent set forth in writing.

7.3Notices.  All notices, instructions and other communications hereunder or in connection herewith shall be in writing, shall be sent to the address of the relevant party set forth on Exhibit A attached hereto and shall be (i) delivered personally; (ii) sent by certified mail (return receipt requested), postage prepaid; or (iii) sent via a reputable nationwide overnight express courier service (signature required). Any such notice, instruction or communication shall be deemed to have been delivered (A) upon receipt if delivered by hand; (B) three (3) Business Days after it is sent by certified mail, return receipt requested, postage prepaid; or (C) one (1) Business Day after it is sent via a reputable nationwide overnight courier service. Either party may change its address by giving notice to the other party in the manner provided above; provided that notices of a change of address shall be effective only upon receipt thereof.

7.4Entire Agreement.  This Agreement, the Purchase Agreement and the Collaboration Agreement, in each case together with the schedules and exhibits thereto, set forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the parties and supersede and terminate all prior agreements and understanding between the parties. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the parties other than as set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the parties unless reduced to writing and signed by the respective authorized officers of the parties.

7.5Headings; Nouns and Pronouns; Section References.  Headings and any table of contents used in this Agreement are for convenience only and shall not in any way affect the construction of or be taken into consideration in interpreting this Agreement. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa. References in this Agreement to a section or subsection shall be deemed to refer to a section or subsection of this Agreement unless otherwise expressly stated.

7.6Severability.  If, under applicable Laws, any provision hereof is invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement in any jurisdiction (“Modified Clause”), then, it is mutually agreed that this Agreement shall endure and that the Modified Clause shall be enforced in such jurisdiction to the maximum extent permitted under applicable Laws in such jurisdiction; provided that the parties shall consult and use all reasonable efforts to agree upon, and hereby consent to, any valid and enforceable modification of this Agreement as may be necessary to avoid any unjust enrichment of either party and to match the intent of this Agreement as closely as possible, including the economic benefits and rights contemplated herein.

7.7Assignment.  Except for an assignment of this Agreement or any rights hereunder by the Investor to a Permitted Transferee, neither this Agreement nor any of the rights or obligations hereunder may be assigned by either the Investor or the Company without (i) the prior written consent of the Company in the case of any assignment by the Investor; or (ii) the prior written consent of the Investor in the case of an assignment by the Company.

7.8Parties in Interest.  All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors, heirs, administrators and permitted assigns.

7.9Counterparts.  This Agreement may be signed in counterparts, each and every one of which shall be deemed an original, notwithstanding variations in format or file designation which may result from the electronic transmission, storage and printing of copies from separate computers or printers. Facsimile signatures and signatures transmitted via PDF shall be treated as original signatures.

7.10Third-Party Beneficiaries.  None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including any creditor of any party hereto. No Third Party shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against any party hereto.

7.11No Strict Construction.  This Agreement has been prepared jointly and will not be construed against either party.

7.12Remedies.  The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or Law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

7.13Specific Performance.  The Company and the Investor hereby acknowledge and agree that the rights of the parties hereunder are special, unique and of extraordinary character, and that if any party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, such refusal or failure would result in irreparable injury to the Company or the Investor, as the case may be, the exact amount of which would be difficult to ascertain or estimate and the remedies at law for which would not be reasonable or adequate compensation. Accordingly, if any party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, then, in addition to any other remedy which may be available to any damaged party at law or in equity, such damaged party will be entitled to seek specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual or threatened damages, which remedy such damaged party will be entitled to seek in any court of competent jurisdiction.

7.14No Conflicting Agreements.  The Investor hereby represents and warrants to the Company that neither it nor any of its Affiliates is, as of the date of this Agreement, a party to, and agrees that neither it nor any of its Affiliates shall, on or after the date of this Agreement, enter into any agreement that conflicts with the rights granted to the Company in this Agreement. The Company hereby represents and warrants to the Investor that it is not, as of the date of this Agreement, a party to, and agrees that it shall not, on or after the date of this Agreement, enter into any agreement or approve any amendment to its charter or by-laws or similar organizational documents of the Company with respect to its securities that conflicts with the rights granted to the Investor in this Agreement which have not expired or been terminated in accordance with the terms hereof. The Company further represents and warrants that the rights granted to the Investor hereunder do not in any way conflict with the rights granted to any other holder of the Company’s securities under any other agreements.

7.15Use of Proceeds.  The Company shall use the proceeds from the sale of the Purchased Shares for research and development and other working capital purposes and shall not use such proceeds for the redemption of any shares of Common Stock or for the payment of any dividends on shares of Common Stock or in any manner in violation of the Purchase Agreement.

7.16No Publicity.  The parties hereto agree that the provisions of Section 9.5 of the Collaboration Agreement shall be applicable to the parties to this Agreement with respect to any public disclosures regarding the proposed transactions contemplated by the Purchase Agreement and the Collaboration Agreement or regarding the parties hereto or their Affiliates (it being understood that the provisions of Section 9.5 of the Collaboration Agreement shall be read to apply to disclosures of information relating to this Agreement and the transactions contemplated hereby).

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

NOVARTIS PHARMA AG

By:	/s/ Ian James Hiscock
Name: Ian James Hiscock
Title: Head Global IP Lit. Transactions

By:	/s/ Marc Ceulemans
Name: Marc Ceulemans
Title: Head Capital Venture Fund Management

VOYAGER THERAPEUTICS, INC.

By:	/s/ Alfred Sandrock, M.D., Ph.D.
Name: Alfred Sandrock, M.D., Ph.D.
Title: Chief Executive Officer and President

[Signature Page to Investor Agreement]

EXHIBIT A

NOTICES

If to the Investor:

Novartis Pharma AG
Lichtstrasse 35

CH-4056 Basel

Switzerland
Attention: Head of NIBR General Legal, Europe

with an e-mail copy (which shall not constitute notice) to:

nibr.generalcounsel@novartis.com

with copies (which shall not constitute notice) to:

Novartis Institutes for BioMedical Research, Inc.

250 Massachusetts Avenue

Cambridge, MA 02139 USA

Attn: General Counsel

Arnold & Porter Kaye Scholer LLP

Three Embarcadero Center, 10th Floor

San Francisco, CA 94111

Attention: Stephanie Coutu, Esq.

E-mail: stephanie.coutu@arnoldporter.com

If to the Company:

Voyager Therapeutics, Inc.
75 Hayden Avenue

Lexington, MA 02421

Attention: Chief Executive Officer

with copies (which shall not constitute notice) to:

Voyager Therapeutics, Inc.
75 Hayden Avenue

Lexington, MA 02421

Attention: Chief Legal Officer

Wilmer Cutler Pickering Hale and Dorr LLP
7 World Trade Center
250 Greenwich Street
New York, NY 10007
Attention: Brian A. Johnson, Esq.